Exhibit 10.3

NMT MEDICAL, INC.

INCENTIVE STOCK OPTION LETTER AGREEMENT

1996 PLAN

TO: [First Name] [Last Name]

We are pleased to inform you that you have been selected by the Plan Administrator of the NMT Medical, Inc. (the “Company”) 1996 Stock Option Plan (the “Plan”) to receive an incentive option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, for the purchase of <<Number>> shares of the Company’s common stock, $.001 par value, at an exercise price of <<Price>> per share (the “exercise price”). The date of grant of the option is <<Grant Date>>. A copy of the Plan is available and the provisions thereof, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference.

The terms of the option are as set forth in the Plan and in this Agreement. The most important of the terms set forth in the Plan are summarized as follows:

Term. The term of the option is ten years from date of grant, unless sooner terminated.

Exercise. During your lifetime only you can exercise the option. The Plan also provides for exercise of the option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the option.

Payment for Shares. The option may be exercised by the delivery of:

(a) Cash, personal check (unless at the time of exercise the Plan Administrator determines otherwise), or bank certified or cashier’s checks; or

(b) Unless the Plan Administrator in its sole discretion determines otherwise, a properly executed Notice of Exercise, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

Termination. The option will terminate immediately upon termination for cause, as defined in the Plan, or three months after cessation of your relationship with the Company or an Affiliate thereof, unless cessation is due to death or total disability, in which case the option shall terminate 12 months after cessation of such relationship.

Transfer of Option. The option is not transferable except by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order.

Vesting. During the period of Optionee’s continuous relationship with the Company or any subsidiary thereof, the option shall become exercisable <<Vesting Schedule>>.

<<In the event of an Acquisition Event (as defined in the Plan), and as long as the Participant is an employee, officer, director, consultant or advisor of the Company at such time, this option shall become immediately exercisable in full. An “Acquisition Event” is defined in the Plan to mean (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.>> <<Optional provision depending on grant>>

YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 8 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF IT NEVER REGISTERS THE SHARES, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

You understand that, during any period in which the shares which may be acquired pursuant to your option are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (and you yourself are also so subject), in order for your transactions under the Plan to qualify for the exemption from Section 16(b) provided by Rule 16b-3, a total of six months must elapse between the grant of the option and the sale of shares underlying the option.

Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Agreement and return it to the undersigned.

Very truly yours,

NMT MEDICAL, INC.

By:
Name:
Title:

ACCEPTANCE AND ACKNOWLEDGEMENT

I, a resident of the State of                     , accept the stock option described above granted (<<Grant Date>>) under the NMT Medical, Inc. 1996 Stock Option Plan, and acknowledge that a copy of this plan will be provided to me upon request. I understand I am responsible for the terms set forth in the Plan, including the provisions of Section 8 thereof.

Dated:

Taxpayer I.D. Number(S.S. #):

Signature:

Grant dated, <<Grant Date>>, for [First Name] [Last Name]